EX-99.B(h)(2)

SCHEDULE D

TO THE AMENDED AND RESTATED

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

SEI INSTITUTIONAL INVESTMENTS TRUST

AND

SEI INVESTMENTS GLOBAL FUNDS SERVICES

DATED AS OF DECEMBER 10, 2003

AS AMENDED SEPTEMBER 16, 2004, JUNE 23, 2006, DECEMBER 7, 2006,

DECEMBER 5, 2007, SEPTEMBER 17, 2009, DECEMBER 9, 2009,

SEPTEMBER 14, 2010, DECEMBER 6, 2011 AND MARCH 27, 2012

Portfolios:                                                                 This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created.  The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund

Small Cap Fund

International Equity Fund

Emerging Markets Equity Fund

Core Fixed Income Fund

High Yield Bond Fund

Large Cap Index Fund

Large Cap Disciplined Equity Fund

Large Cap Diversified Alpha Fund

Small/Mid Cap Equity Fund

Long Duration Fund

Global Equity Fund

World Equity Ex-US Fund

Emerging Markets Debt Fund

Real Return Fund

U.S. Managed Volatility Fund

Enhanced LIBOR Opportunities Fund

Screened World Equity Ex-US Fund

Strategic U.S. Large Cap Equity Fund

Dynamic Asset Allocation Fund

Ultra Short Duration Bond Fund

Extended Market Index Fund

Small Cap II Fund

Long Corporate Duration Bond Fund

Fees:                                                                                            Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund — Class A Shares	0.05%
Small Cap Fund — Class A Shares	0.05%
International Equity Fund — Class A Shares	0.05%
Emerging Markets Equity Fund — Class A Shares	0.05%

Core Fixed Income Fund — Class A Shares	0.05%
High Yield Bond Fund — Class A Shares	0.05%
Large Cap Index Fund — Class A Shares	0.05%
Emerging Markets Debt Fund — Class A Shares	0.05%
Large Cap Diversified Alpha Fund — Class A Shares	0.05%
Large Cap Disciplined Equity Fund — Class A Shares	0.05%
Small/Mid Cap Equity Fund — Class A Shares	0.05%
Long Duration Fund — Class A Shares	0.05%
Global Equity Fund — Class A Shares	0.05%
World Equity Ex-US Fund — Class A Shares	0.05%
Real Return Fund — Class A Shares	0.05%
U.S. Managed Volatility Fund — Class A Shares	0.05%
Enhanced LIBOR Opportunities Fund — Class A Shares	0.05%
Screened World Equity Ex-US Fund — Class A Shares	0.05%
Strategic U.S. Large Cap Equity Fund — Class A Shares	0.05%
Dynamic Asset Allocation Fund — Class A Shares	0.05%
Ultra Short Duration Bond Fund — Class A Shares	0.05%
Extended Market Index Fund — Class A Shares	0.05%
Small Cap II Fund — Class A Shares	0.05%
Long Corporate Duration Bond Fund — Class A Shares	0.05%